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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Roundy's, Inc. on Form S-4 of our report dated February 26, 2002, except for Note 1 and Note 15, as to which the date is May 14, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 26, 2002 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Summarized Consolidated Financial Data", "Selected Historical Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
August 2, 2002